SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Earliest Event Reported: March 28,2003

ADAIR INTERNATIONAL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas 000-10056 74-2142545
(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation or organization) Identification No.)

2425 Fountainview Dr., Suite 215

Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 977-4662
(Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant

On March 28, 2003, the Company appointed the accounting firm of Clyde Bailey, P.C. ("Bailey") 10924 Vance Jackson #404, San Antonio, Texas 78230 as independent accountants for fiscal 2002 to replace Malone and Bailey PLCC("Malone"), effective upon such appointment. The appointment was recommended by Executive Management and approved by the Board of Directors. This action is a result of the Board's desire to insure shareholders of reliable and independent financial disclosure and as part of that strategy, to make a "clean break" from those optional relationships established by previous management.

The Board believes that this action is consistent with the mandate received from the shareholders at the Company's last Annual Meeting held on August 5, 2002 which resulted in the installation of an entirely new Board of Directors and Executive Management.

Prior to the engagement of Bailey as principal certifying accountant for the registrant, the Company did not consult Bailey for any opinion regarding any transaction or application of accounting principles, therefore no such opinion was provided by Bailey.

Beginning on February 4, 2002, Malone and Bailey, PLLC was engaged to perform the year end audit for fiscal 2001. During this time period and during the subsequent period preceeding their dismissal, the Company has not had nor is it currently involved in any disagreements or disputes with Malone on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their audit report. Since September 30, 2002, and through the present, there were no reportable events requiring disclosure with respect to the auditor's period of engagement. The reports of Malone for the periods described above did not contain any adverse opinion or disclaimer of opinion.

Beginning on May 15, 2000, Jackson and Rhodes, P.C. ("J&R") were engaged to audit both the fiscal year ending May 31, 2000 and the seven months ending December 31, 2000. J&R were replaced by Malone on February 4, 2002 as principal certifying accountant by the previous management of the Company. There were no disagreements between the Company and J&R whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their audit report. The reports of J&R for the periods described above did not contain any adverse opinion or disclaimer of opinion. Please refer to Item 8 of Form 10-KSB filed by the Company with the Securities and Exchange Commission on April 13, 2001.

The Company has provided Malone with a copy of this disclosure and Malone furnished the Company with their response herein attached as Exhibit 16.1 stating that it agrees with the above statements.

Exhibits.

Exhibit 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

I have read the statements made by Adair International Oil and Gas, Inc., which I understand will be filed with the Commission, pursuant to Item 4 of Form 8K, as part of the Company's Form 8-K/A report filed April 11, 2003. I agree with the statements concerning my Firm in such Form 8-K/A.

Very truly yours,

By /s/ Malone & Bailey PLLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAIR INTERNATIONAL OIL & GAS, INC.

By /s/ Richard G. Boyce Date: April 11, 2003
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Richard G. Boyce

President and Director